Exhibit 2.2
[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.]
FOURTH AMENDMENT
TO
AGREEMENT TO FORM JOINT VENTURE
THIS FOURTH AMENDMENT TO AGREEMENT TO FORM JOINT VENTURE, is dated as of March 26, 2021 and effective retroactively to March 2, 2020 (this “Amendment”), is entered into by and between THE TORO COMPANY, a Delaware corporation (“Toro”), and TCF INVENTORY FINANCE, INC., a Minnesota corporation (“TCFIF”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the JV Agreement (as hereinafter defined).
RECITALS
A. Toro and TCFIF are parties to that certain Agreement to Form Joint Venture, made and entered into as of August 12, 2009, as amended by the First Amendment to Agreement to Form Joint Venture dated as of June 6, 2012, the Second Amendment to Agreement to Form Joint Venture dated November 29, 2016 and the Third Amendment to Agreement to Form Joint Venture effective as of December 20, 2019 (as so amended, the “JV Agreement”).
B. The parties hereto have agreed to amend the JV Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Amendments.
a.Definition of “Lawn and Garden Products.” The definition of “Lawn and Garden Products” in Section 1.1 of the JV Agreement is amended and restated in its entirety, as follows:
“Lawn and Garden Products” means any one or more of the following, inclusive of footnote one herein: walk power mowers, lawn and garden tractors, zero-turn mowers, mid-size walk-behind and stand-on mowers, large reel and riding rotary mowers, riding and walk-behind mowers for putting greens, snow blowers, debris blowers, trimmers, tillers, sweepers and vacuums, aerators, walk-behind trenchers1, turf cultivation equipment, turf sprayer equipment, compact utility loaders1, golf course bunker maintenance equipment, irrigation systems, utility vehicles for golf courses, lighting products, snow and ice management
1 [***]

[***] Indicates portions of this exhibit that have been excluded because the information is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed

Exhibit 2.2
products, snow blades, ballpark maintenance and stump grinders and parts and accessories for any of the foregoing.”
2.Affirmation of JV Agreement; Further References. The parties hereto each acknowledge and affirm that the JV Agreement, as hereby amended, is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the JV Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the JV Agreement (including references in the JV Agreement to the terms thereof) are hereby amended to refer to the JV Agreement as amended through this Amendment.
3.Entire Agreement. This Amendment, on and after the date hereof, contains all of the understandings and agreements of whatsoever kind and nature existing among the parties hereto and their respective Affiliates with respect to this Amendment, the subject matter hereof, and the rights, interests, understandings, agreements and obligations of the parties hereto and their respective Affiliates pertaining to the subject matter hereof with the effect that this Amendment shall control with respect to the specific subjects hereof.
4.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

Exhibit 2.2

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the day and year first above written.

THE TORO COMPANY

By: /s/ Renee J. Peterson
Name: Renee J. Peterson
Its: Vice President and Chief Financial Officer

TCF INVENTORY FINANCE, INC.

By: /s/ Mark Wrend
Name: Mark Wrend
Its: President

(Signature Page to Fourth Amendment to Agreement to Form Joint Venture)